Exhibit 99.2 Q3’23 Business Update May 19, 2023

Forward-looking Statements This presentation contains both historical and forward-looking statements. All statements other than statements of historical fact, are, or may be deemed to be, forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would,” or other words or phrases with similar meanings. Similarly, statements that describe our objectives, plans, or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: the finalization of our third quarter financial statements, completion of our quarterly closing processes and procedures, our ability to regain compliance with the NYSE's listing standards, our ability to resolve productivity issues at three of our manufacturing facilities, the impact of such issues on product made at these facilities, the timing of recovering unproduced batches and resumption of normal activities at these facilities, and the impact of such issues on our results of operations and financial condition; the declining demand for various vaccines and treatments for the SARS-Co-V-2 strain of coronavirus and its variants (“COVID-19”) from both patients and governments around the world may affect sales of the COVID-19 products we manufacture; participation in a highly competitive market and increased competition that may adversely affect our business; demand for its offerings, which depends in part on its customers’ research and development and the clinical and market success of their products; product and other liability risks that could adversely affect our results of operations, financial condition, liquidity and cash flows; failure to comply with existing and future regulatory requirements; failure to provide quality offerings to customers could have an adverse effect on our business and subject it to regulatory actions and costly litigation; problems providing the highly exacting and complex services or support required; global economic, political and regulatory risks to our operations, including risks from rising inflation, disruptions to global supply chains, or from the Ukrainian-Russian war; inability to enhance existing or introduce new technology or service offerings in a timely manner; inadequate patents, copyrights, trademarks and other forms of intellectual property protections; fluctuations in the costs, availability, and suitability of the components of the products we manufacture, including active pharmaceutical ingredients, excipients, purchased components and raw materials; changes in market access or healthcare reimbursement in the United States or internationally; fluctuations in the exchange rate of the U.S. dollar against other currencies; adverse tax legislative or regulatory initiatives or challenges or adjustments to our tax positions; loss of key personnel; risks generally associated with information systems, including a material weakness in internal control resulting from ineffective information technology general controls for privileged and regular user access to and change management for key information technology systems that support our financial reporting processes; inability to complete any future acquisition or other transaction that may complement or expand its business or divest of non-strategic businesses or assets and difficulties in successfully integrating acquired businesses and realizing anticipated benefits of such acquisitions; risks associated with timely and successfully completing, and correctly anticipating the future demand predicted for, capital expansion projects at existing facilities; offerings and customers’ products that may infringe on the intellectual property rights of third parties; environmental, health, and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in operational disruptions; additional cash contributions required to fund our existing pension plans; substantial indebtedness that may limit its ability to raise additional capital to fund operations and react to changes in the economy or in the industry; and exposure to interest-rate risk to the extent of its variable-rate debt preventing it from meeting its obligations under its indebtedness. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed August 29, 2022. All forward-looking statements speak only as of the date of this release or as of the date they are made, and we do not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law. 2 2

Disclaimer Statement Non-GAAP Financial Measures Management measures operating performance based on consolidated earnings from operations before interest expense, expense/(benefit) for income taxes, and depreciation and amortization, adjusted for the income or loss attributable to non-controlling interests (“EBITDA from operations”). EBITDA from operations is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. We believe that the presentation of EBITDA from operations enhances an investor’s understanding of our financial performance. We believe this measure is a useful financial metric to assess our operating performance across periods by excluding certain items that it believes are not representative of our core business and uses this measure for business planning purposes. In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that EBITDA from operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt, and to undertake capital expenditures because it eliminates non-cash depreciation and amortization expense. We present EBITDA from operations in order to provide supplemental information that it considers relevant for the readers of our consolidated financial statements, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from operations may not be the same as similarly titled measures used by other companies. We evaluate the performance of our segments based on segment earnings before non-controlling interest, other (income)/expense, impairments, restructuring costs, interest expense, income tax expense/(benefit), and depreciation and amortization (“segment EBITDA”). Moreover, under our credit agreement, our ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments and paying certain dividends, is tied to ratios based on Adjusted EBITDA, which is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. Adjusted EBITDA is the covenant compliance measure used in the credit agreement governing debt incurrence and restricted payments. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. 3 3

Disclaimer Statement - Continued Management also measures operating performance based on Adjusted Net Income and Adjusted Net Income per share. Adjusted Net Income is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. We believe that the presentation of Adjusted Net Income and Adjusted Net Income per share enhances an investor’s understanding of our financial performance. We believe these measures are useful financial metrics to assess our operating performance across periods by excluding certain items that we believe are not representative of our core business and we use these measures for business planning purposes. We define Adjusted Net Income as net earnings adjusted for amortization attributable to purchase accounting and adjustments for other cash and non-cash items included in the table below, partially offset by our estimate of the tax effects of such cash and non-cash items. We believe that Adjusted Net Income and Adjusted Net Income per share provides investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations available to our stockholders. Our definition of Adjusted Net Income may not be the same as similarly titled measures used by other companies. Adjusted Net Income per share is computed by dividing Adjusted Net Income by the weighted average diluted shares outstanding. The most directly comparable U.S. GAAP measure to EBITDA from operations, Adjusted EBITDA, and Adjusted Net Income is net earnings. Included in our earnings release are reconciliations of net earnings to EBITDA from operations, Adjusted EBITDA and Adjusted Net Income. We do not provide a reconciliation of forward-looking non-GAAP financial measures to our comparable U.S. GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting, and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a U.S. GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, equity compensation expense would be difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. It is equally difficult to anticipate the need for or magnitude of a presently unforeseen one-time restructuring expense or the values of end-of- period foreign currency exchange rates. As a result, we do not believe that a U.S. GAAP reconciliation would provide meaningful supplemental information about our outlook. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates. We generally refer to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP. 4 4

Operational Update

Challenges	• Operational challenges in Bloomington, BWI, and Brussels first announced in the April 14 update • Forecasting: Overly optimistic; under-estimated costs and macro impacts including biotech funding • Adjustments: *E.g.,* Pandemic-related raw material inventory reserves and write-offs of ~$55M
Operational & Leadership Changes	• BWI ERP implementation issues identified and addressed; production ramp underway • Additional Six Sigma "black belt" resources deployed to restore pre-COVID productivity levels • Instituted greater forecasting rigor and discipline • Several executive leadership changes, including Ricky Hopson (finance), Ricardo Zayas (biologics operations), and Sridhar Krishnan (*The Catalent Way* — continuous improvement program)
Cost Reductions	• Goal to double our previous commitment of $75-85M of annualized run-rate savings from restructuring activities
Footprint	• Annual expected revenue potential of current facility footprint (including BWI, Bloomington, Anagni, and Zydis in-flight projects) = ~$6.5 billion when we reach planned levels of utilization • Actively evaluating our current portfolio of assets to achieve sustainable, profitable growth
Partnership Expansions	• Catalent is an essential part of innovators' drug manufacturing and delivery solutions • Continue to win significant new business; recent examples include expansions of supply agreements with Novo Nordisk and Samsung Bioepis

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Debt and Capital Allocation Debt Structure • Long-term net leverage target of 3.0x; ratio expected to peak in middle of FY'24 • Covenant-light structure for all senior debt, with attractive cost of capital and maturity profile ◦ No significant term maturity until 2027 ◦ Most rigorous debt covenant is the ratio of First Lien Debt over LTM Adjusted EBITDA at 6.5x; at 12/31/22, this ratio was ~1.6x • With hedge, rates fixed on ~68% of debt • Weighted average interest rate ~4.4% Capital Allocation • FY’23 capex now expected to be ~$550M, versus previous expectation of ~$500M • Capital allocation priorities – Completion of in-flight capex programs – Net leverage reduction/debt pay down 6 6

Updated 2023 guidance FY'23 Guidance (USD M) Prior Range Low Mid High Net Revenue $ 4,625-4,875 $ 4,250 $ 4,300 $ 4,350 Adjusted EBITDA $ 1,220-1,300 $ 725 $ 750 $ 775 Adj. Net Income $ 567-648 $ 187 $ 208 $ 228 (1) Share Count 181-183M 181M 182M 183M 1 Share count is fully diluted and represents the weighted average shares of common stock. Guidance Notes: • Guidance lowered to reflect expected Q3 results (including pandemic-related raw material reserves), operational challenges, higher-than-expected costs, and more rigorous and disciplined forecast • Assumes accounting treatment for potential commercial gene therapy product remains on percentage of completion basis • Exchange rate assumptions updated: now 1.10 USD/EUR, 1.26 USD/GBP vs. previous 1.08 USD/EUR, 1.20 USD/GBP 7 7